UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
______________________
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): February 19, 2026
BellRing Brands, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-39093		87-3296749
(State or other jurisdiction of incorporation)	(Commission File Number)		(IRS Employer Identification No.)

1 N Brentwood Blvd., Suite 1550	St. Louis	Missouri	63105
(Address of Principal Executive Offices)			(Zip Code)
Registrant’s telephone number, including area code: (314) 644-7652
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value per share	BRBR	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.☐

Item 5.02.    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 19, 2026, the Corporate Governance and Compensation Committee of the Board of Directors of BellRing Brands, Inc. (the “Company”) approved a special grant of restricted stock units (“RSUs”) to certain of the Company’s named executive officers in the following amounts and values:

Name and Principal Position	Number of RSUs	Grant Date Fair Value of RSUs
Paul A. Rode Chief Financial Officer	29,043	$551,236
Douglas J. Cornille Chief Growth Officer	27,209	$516,427
Craig L. Rosenthal Chief Legal Officer, Chief Compliance Officer and Secretary	26,349	$500,104
Robin Singh Chief Supply Chain Officer - Premier Nutrition	23,877	$453,185

The RSUs are intended to promote retention during the previously disclosed CEO transition period and will vest in full on the first anniversary of the grant date. Vesting of the RSUs may be accelerated upon the occurrence of certain termination events.

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: February 23, 2026	BellRing Brands, Inc.
(Registrant)

	By:	/s/ Craig L. Rosenthal
	Name:	Craig L. Rosenthal
	Title:	Chief Legal Officer and Corporate Secretary